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                                                                    Exhibit 1(b)


                              ARTICLES SUPPLEMENTARY
                                       of
                    PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.

     Prudential National Municipals Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with Article IV, Section 2 of the Charter of the Corporation and the Maryland General Corporation Law, the Board of Directors has reclassified the unissued shares of its Class C Common Stock (par value $.01 per share) by changing certain terms and conditions as follows:

     Effective November 2, 1998, all newly-issued Class C Shares of Common Stock shall be subject to a front-end sales charge, a contingent deferred sales charge, and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares.

     IN WITNESS WHEREOF, Prudential National Municipals Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on October 21, 1998.

WITNESS:                                  PRUDENTIAL NATIONAL
                                          MUNICIPALS FUND, INC.


/s/ S. Jane Rose, Secretary               By: /s/ Richard A. Redeker, President
-----------------------------------          -----------------------------------
S. Jane Rose, Secretary                      Richard A. Redeker, President


     THE UNDERSIGNED, President of Prudential National Municipals Fund, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be in the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                          /s/ Richard A. Redeker, President
                                          --------------------------------------
                                          Richard A. Redeker, President